As filed with the Securities and Exchange Commission on March 15, 2017

Registration No. 333-198706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Novartis AG

(Exact name of registrant as specified in its charter)

Switzerland	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Lichtstrasse 35

CH-4056 Basel, Switzerland

(Address of principal executive offices)

Novartis AG Long Term Incentive Plan

Novartis AG Deferred Share Bonus Plan

(Full title of the plan)

Felix R. Ehrat

Novartis AG

Lichtstrasse 35

CH-4056 Basel, Switzerland

(Name and address of agent for service)

+41 61 324 1111

(Telephone number, including area code, of agent for service)

Copy to:

David M. Lynn

G. Scott Lesmes

Morrison & Foerster LLP

2000 Pennsylvania Avenue NW

Washington, D.C. 20006

(202) 887-1563

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement No. 333-198706 (the “Registration Statement”) is being filed by Novartis AG  to file amended plans  as Exhibits 4.8 and 4.9 and to update Exhibits 4.1 and 4.2 by cross reference. The Registration Statement is hereby amended to replace Exhibits 4.8 and 4.9 to the Registration Statement with the amended plans and to update Exhibits 4.1 and 4.2 by cross reference.

Item 8.                                                         EXHIBITS

See Exhibit Index which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of March, 2017.

NOVARTIS AG

By:	/s/ Harry Kirsch
Name: Harry Kirsch
Title: Chief Financial Officer

By:	/s/ Felix R. Ehrat
Name: Felix R. Ehrat
Title: General Counsel

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the indicated capacities on the 15th day of March, 2017.

SIGNATURE	TITLE

*	Chief Executive Officer
Joseph Jimenez	(principal executive officer)

/s/ Harry Kirsch	Chief Financial Officer
Harry Kirsch	(principal financial and accounting officer)

*	Chairman of the Board of Directors
Dr. Joerg Reinhardt

*	Vice-Chairman of the Board of Directors
Dr. Enrico Vanni

Director
Dr. Nancy C. Andrews

*	Director
Dr. Dimitri Azar

Director
Ton Buechner

*	Director
Dr. Srikant Datar

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Director
Elizabeth Doherty

*	Director
Ann Fudge

Director
Frans von Houten

*	Director
Dr. Pierre Landolt

*	Director
Dr. Andreas von Planta

*	Director
Dr. Charles L. Sawyers

*	Director
William T. Winters

/s/ Barry Rosenfeld	Authorized U.S. Representative
Barry Rosenfeld

*By:	/s/ Harry Kirsch
Harry Kirsch
Attorney-in-Fact

*By:	/s/ Felix R. Ehrat
Felix R. Ehrat
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below on this 15th day of March, 2017 by the undersigned as the duly authorized representative of Novartis AG in the United States.

/s/ Barry Rosenfeld
Barry Rosenfeld

New York, New York

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INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1

Articles of Incorporation of Novartis AG, as amended February 23, 2016 (English translation) (incorporated by reference to Exhibit 1.1 to Novartis AG’s Annual Report on Form F-20 for the year ended December 31, 2016 as filed with the Commission on January 25, 2017)

4.2

Regulations of the Board and Committee Charters of Novartis AG, as amended in relevant part January 1, 2014, March 1, 2015 and November 1, 2015 (incorporated by reference to Exhibit 1.2 to Novartis AG’s Annual Report on Form F-20 for the year ended December 31, 2015 as filed with the Commission on January 27, 2016)

4.3

Amended and Restated Deposit Agreement, dated as of May 11, 2000 among Novartis AG, JPMorgan Chase Bank (fka Morgan Guaranty Trust Company of New York), as depositary, and all holders from time to time of ADRs issued thereunder (incorporated by reference to Exhibit (a)(1) to Post-Effective Amendment No. 1 to Novartis AG’s registration statement on Form F-6 (File No. 333-11758) filed September 8, 2000)

4.4

Amendment No. 1 to the Amended and Restated Deposit Agreement (incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 1 to Novartis AG’s registration statement on Form F-6 (File No. 333-11758) filed September 8, 2000)

4.5

Restricted Issuance Agreement dated as of January 11, 2002 among Novartis AG, JPMorgan Chase Bank, as depositary, and all holders from time to time of ADRs issued thereunder (incorporated by reference to Exhibit 4 to Novartis AG’s registration statement on Form F-3 (File No. 333-81862) filed on January 31, 2002)

4.6

Amendment No. 2 to the Amended and Restated Deposit Agreement (incorporated by reference to Exhibit (a)(3) to Novartis AG’s registration statement on Form F-6 (File No. 333-13446) filed on May 7, 2001)

4.7

Letter Agreement dated December 14, 2007 between Novartis AG and JPMorgan Chase Bank, as depositary (incorporated by reference to Exhibit 2.4 to Novartis AG’s Annual Report on Form 20-F for the year ended on December 31, 2007 as filed with the Commission on January 28, 2008)

4.8	Novartis AG Long Term Incentive Plan, as amended through January 1, 2017

4.9	Novartis AG Deferred Share Bonus Plan, as amended through January 1, 2016

23.1	Consent of Independent Auditors - PricewaterhouseCoopers AG*

24	Powers of Attorney*

* Previously filed

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